Exhibit 10.3

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of April 27, 2020, and is entered into by and among RTI Surgical, Inc., a Delaware corporation (“Borrower Representative”), and JPMorgan Chase Bank, N.A., as administrative agent (“Administrative Agent”), and as a Lender.

W I T N E S S E T H:

WHEREAS, the Borrower Representative, Pioneer Surgical Technology, Inc., a Michigan corporation (together with Borrower Representative, each a “Borrower” and, collectively, the “Borrowers”), the other Loan Parties party thereto, the Administrative Agent, and the Lenders from time to time party thereto, are parties to that certain Credit Agreement dated as of June 5, 2018 (as amended, modified and supplemented from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein have the definitions provided therefor in the Credit Agreement);

WHEREAS, the Borrowers, the Second Lien Agent, the other Loan Parties party thereto, and certain lenders from time to time party thereto, are parties to the Second Lien Credit Agreement, and have informed the Administrative Agent that the Borrowers and the Loan Parties desire to enter into that certain Second Amendment to Second Lien Credit Agreement dated as of the date hereof (the “Second Amendment to Second Lien Credit Agreement”) in the form attached hereto as Exhibit A; and

WHEREAS, in connection with the foregoing, the Borrowers, the other Loan Parties, the Lenders and the Administrative Agent have agreed to modify the Credit Agreement as provided herein, in each case subject to the terms and provisions hereof.

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Agreements Regarding Availability Block. Borrower Representative, on behalf of itself, and on behalf of each of the other Loan Parties, hereby agrees and acknowledges that at all times from the date hereof through and including the Fourth Amendment Availability Block End Date (or such shorter period as agreed to by the Administrative Agent in its sole discretion) there shall be a $8,000,000 block on Availability under the Credit Agreement; provided that without limiting the terms of this Amendment, such block shall not be applied to any calculation of “Availability” pursuant to the Credit Agreement with respect to Cash Dominion Period, Covenant Testing Period, Examination Threshold Amount or Weekly Reporting Period (such block, the “Fourth Amendment Availability Block”). Borrower Representative, on behalf of each Loan Party, acknowledges and agrees that the Fourth Amendment Availability Block is an integral condition to the Administrative Agent and the Lenders entering into this Amendment. The Fourth Amendment Availability Block hereby replaces in its entirety the Availability Block (as defined and set forth in that certain Waiver and Third Amendment to Credit Agreement, dated as of April 7, 2020, by and between Borrower Representative and Administrative Agent).

For purposes hereof, “Fourth Amendment Availability Block End Date” means the earlier of (x) the date upon which at least $25,000,000 of the Second Amendment Incremental Term Loan Commitments (as defined in the Second Amendment to Second Lien Credit Agreement) have been funded to Borrower Representative in accordance with the Second Lien Credit Agreement and evidence of such funding, in form and substance satisfactory to Administrative Agent, shall have been received by Administrative Agent, and (y) the date upon which (1) no Default or Event of Default exists under the Credit Agreement (including pursuant to clause (g) of Article VII with respect to the Second Lien Credit Agreement) and (2) the Second Lien Agent notifies the Borrower Representative that, for any reason, Second Amendment Incremental Term Loan Commitments (as defined in the Second Amendment to Second Lien Credit Agreement) have been terminated in accordance with the terms of the Second Lien Credit Agreement and evidence of such termination, in form and substance satisfactory to Administrative Agent, shall have been delivered to Administrative Agent.

2. Amendments to Credit Agreement. In reliance upon the representations and warranties of the Borrower Representative set forth in Section 4 below, and subject to the satisfaction of the conditions set forth in Section 3 herein, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by amending and restating the below definitions to read as follows:

““Applicable Rate” means, for any day, (a) with respect to any Loan, 2.75% per annum and (b) with respect to the commitment fees payable hereunder, 0.25% per annum.”

““Maturity Date” means the earlier to occur of (a) June 5, 2023, or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof and (b) the date that is 30 days prior to the Second Amendment Incremental Maturity Date (as defined in the Second Lien Credit Agreement), as the same may be extended from time to time pursuant to the terms of the Second Lien Credit Agreement and such extension is agreed to by the Lenders.

(b) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition therein in appropriate alphabetical order:

““Fourth Amendment Effective Date” means April 27, 2020.”

(c) Section 5.01(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(f) as soon as available but in any event within thirty (30) days of the end of each calendar month (or within three (3) Business Days of each Friday (x) during any Weekly Reporting Period and (y) during the period commencing on the Fourth Amendment Effective Date and continuing until July 1, 2020), and at such other times as may be necessary to re-determine Availability or as may be requested by the Administrative Agent in its Permitted Discretion, as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith, together with any additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request;”

3. Conditions to Effectiveness. The effectiveness of Section 1 and Section 2 of this Amendment is subject to the prior or concurrent consummation of each of the following conditions:

(a) the Administrative Agent shall have received a copy of this Amendment executed by the Loan Parties, Administrative Agent and the Lenders;

(b) the Administrative Agent shall have received a copy of that certain Amendment No. 2 to Intercreditor Agreement, dated as of the date hereof, executed by Administrative Agent, Second Lien Agent and the Loan Parties party thereto;

(c) the Administrative Agent shall have received a copy of the Second Amendment to Second Lien Credit Agreement executed by the Loan Parties, the Second Lien Agent and the Second Lien Lenders;

(d) the Administrative Agent shall have received evidence in form and substance satisfactory to Administrative Agent of the funding of at least $16,500,000 of Second Amendment Incremental Term Loans (as defined in the Second Amendment to Second Lien Credit Agreement) to Borrower Representative in accordance with the Second Lien Credit Agreement;

(e) as of the date hereof, after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or shall be caused by the transactions contemplated by this Amendment; and

(f) Borrowers shall have paid all documented fees, costs and expenses due and payable as of the date hereof under the Credit Agreement and the other Loan Documents, including the Amendment Fee (defined below).

4. Representations and Warranties. To induce the applicable Lenders to enter into this Amendment, Borrower Representative, on behalf of each Loan Party, represents and warrants to such Lenders that:

(a) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of such Loan Party and this Amendment been duly executed and delivered by such Loan Party;

(b) each of the representations and warranties contained in Article III of the Credit Agreement and in all other Loan Documents executed by any Loan Party in connection therewith, are true and correct in all material respects as of the date hereof with the same force and effect as if such had been made on the date hereof and that any representation or warranty that specifically refers to a prior date shall be true and correct in all material respects as of such date (it being understood and agreed that any representation or warranty which is subject to any materiality qualifier is true and correct in all respects); and

(c) no Default or Event of Default has occurred and is continuing on the date hereof or shall be caused by the transactions contemplated by this Amendment.

5. Amendment Fee. In consideration for entering into this Amendment, Borrower Representative, on behalf of itself and each Borrower, agrees to pay to the Administrative Agent a non-refundable amendment fee equal to $80,000 on the date hereof (the “Amendment Fee”), which Amendment Fee shall be fully earned, due, and payable in cash on the date hereof and non-refundable when paid.

6. Acknowledgment and Reaffirmation of Loan Documents. Borrower Representative, on behalf of each Loan Party, hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents to which it is a party represent the valid and enforceable obligations of such Loan Party, subject to the applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Borrower Representative, on behalf of each Loan Party, hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payment of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by Borrower Representative, on behalf of each Loan Party, in all respects.

7. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Delivery by telecopy or electronic portable document format (i.e., “pdf”) transmission of executed signature pages hereof from one party hereto to another party hereto shall be deemed to constitute due execution and delivery by such party.

9. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

10. Release.

(a) In consideration of the agreements of the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower Representative, on behalf of each Loan Party, on behalf of itself and its and their successors, assigns, and other legal representatives (each Loan Party and all such other Persons being hereafter referred to collectively as the “Releasors” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Administrative Agent and the Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors,officers, attorneys, employees, agents, other representatives, and any consultants engaged by the Administrative Agent and the Lenders or their counsel (the Administrative Agent and each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Releasor may now own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b) Each Releasor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each Releasor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

11. Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles that would require the application of laws other than those of the State of Illinois. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the date first written above.

BORROWER REPRESENTATIVE:

RTI SURGICAL, INC.

By:

Name: Jonathon M. Singer
Title: Chief Financial and Administrative Officer

Signature Page to Fourth Amendment to Credit Agreement

LENDERS:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By:

Name:

Title: